Exhibit 10.3

FORM OF STOCKHOLDER SUPPORT AGREEMENT

THIS STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”) is dated as of [•], 2023, by and among BIOPLUS ACQUISITION CORP., a Cayman Islands exempted company (which shall migrate to and domesticate as a Delaware corporation prior to the Closing) (“Acquiror”), [COMPANY STOCKHOLDER] (the “Company Stockholder”), and Avertix Medical, Inc. (f/k/a Angel Medical Systems, Inc.), a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company Stockholder is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 of the Exchange Act) of such number of (i) shares of Company Stock and (ii) to the extent applicable, Company Warrants, each as set forth on Schedule I attached hereto (all such shares of Company Stock, together with any shares of Company Stock of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by the Company Stockholder during the period from the date hereof through the Expiration Time (as defined below), including any shares of Company Stock acquired as in connection with the Company Warrant Settlement (if applicable) and the Conversion, are referred to herein as the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror, Guardian Merger Subsidiary Corp., a Delaware corporation and a direct wholly owned subsidiary of Acquiror (“Merger Sub”), the Company and, solely with respect to Section 3.03(b) and Section 7.21 of the Business Combination Agreement, BioPlus Sponsor LLC, a Cayman Islands limited liability company, have entered into a Business Combination Agreement and Plan of Reorganization, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Business Combination Agreement”), pursuant to which, among other transactions, on the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of Acquiror and Acquiror will change its name to Avertix Medical, Inc. or such other name mutually agreed by Acquiror and the Company (the Merger, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”); and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Business Combination Agreement and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

STOCKHOLDER SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. The Company Stockholder hereby acknowledges that it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. The Company Stockholder shall be bound by and comply with Sections 7.01 (No Solicitation) and 7.09 (Public Announcement) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if (a) the Company Stockholder was an original signatory to the Business Combination Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 7.01 of the Business Combination Agreement also referred to the Company Stockholder.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earliest to occur of (a) the Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.01 (Termination) thereof (the earlier of clauses (a) and (b), the “Expiration Time”), the Company Stockholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement and Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any Transfer, other than pursuant to this Agreement and upon the written consent of Acquiror; provided, however, that the foregoing shall not prohibit Transfers (A) between the Company Stockholder and any of its affiliates (and any of the Company Stockholder’s and its affiliates’ respective executive officers and directors) or (B) in the case of an individual, by virtue of the laws of descent and distribution upon death of an individual or by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is such individual or one or more members of such individual’s immediate family, so long as, in each case of clauses (A) and (B), prior to and as a condition to the effectiveness of any such Transfer, such affiliate, director, officer, individual, trust or other person executes and delivers to Acquiror a written agreement or joinder, in form and substance reasonably acceptable to the Company and Acquiror, agreeing to be bound by this Agreement to the same extent as such Company Stockholder was with respect to such Subject Shares. Any action attempted to be taken in violation of the preceding sentence shall be null and void. The Company Stockholder agrees with, and covenants to, Acquiror and the Company that the Company Stockholder shall not request that the Company register the Transfer (by book-entry or otherwise) or any certificated or uncertificated interest representing any of the Subject Shares other than Transfers permitted by the foregoing proviso.

Section 1.3 New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any Subject Shares are issued to the Company Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) the Company Stockholder purchases or otherwise acquires (including by way of tender offer)

beneficial ownership of any Subject Shares or (c) the Company Stockholder acquires (including by way of tender offer) the right to vote or share in the voting of any Subject Shares (collectively, the “New Securities”), then such New Securities acquired (including by way of tender offer) or purchased by the Company Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by the Company Stockholder as of the date hereof.

Section 1.4 Stockholder Agreements(a) . Hereafter until the Expiration Time, the Company Stockholder hereby unconditionally and irrevocably agrees that, at any meeting of the stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company requested by the Company Board or otherwise undertaken as contemplated by the Transactions, including in the form attached hereto as Exhibit A (which written consent shall be delivered within two (2) Business Days after the Registration Statement (as contemplated by the Business Combination Agreement) has been declared effective and has been delivered or otherwise made available to the stockholders of Acquiror and the Company), the Company Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares (to the extent such Subject Shares have voting rights and are entitled to vote on or provide consent with respect to such matter) to be counted as present thereat for purposes of establishing a quorum, and the Company Stockholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares (to the extent such Subject Shares have voting rights and are entitled to vote on or provide consent with respect to such matter): (a) to approve and adopt the Business Combination Agreement, any ancillary agreements to the Business Combination Agreement, the Merger and the other Transactions; (b) in any other circumstances upon which a consent or other approval is required under the Company Certificate of Incorporation or otherwise sought with respect to the Business Combination Agreement, the Merger or the other Transactions, to vote, consent or approve (or cause to be voted, consented or approved) all of the Subject Shares held at such time in favor thereof; and (c) against and withhold consent with respect to (i) any merger, purchase of all or substantially all of the Company’s assets, scheme of arrangement, consolidation, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any public offering of any shares of the Company, or other similar business combination transaction (other than the Business Combination Agreement, the Merger and the other Transactions), including any Alternative Transaction and (ii) any amendment to the Company’s organizational documents or other proposal or transaction involving the Company or any of its subsidiaries which would reasonably be likely to, in any material respect, impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, prevent or nullify any provision of the Business Combination Agreement or other ancillary agreement to the Business Combination Agreement, the Merger or the other Transactions, or change in any manner the voting rights of any class of the Company’s capital stock, other than an amendment to the Company’s organizational documents expressly permitted under the terms of the Business Combination Agreement or the Transactions. The Company Stockholder hereby agrees that it shall not commit in writing or agree in writing to take any action inconsistent with the foregoing.

Upon the failure of the Company Stockholder to timely provide its consent or vote its Subject Shares where required by, and in accordance with, this Section 1.4 pursuant to any action by written consent of the stockholders or noteholders, as applicable, of the Company within the timeframe specified in this Section 1.4 or at any applicable meeting of the stockholders or noteholders, as applicable, of the Company, the Company Stockholder shall be deemed to have irrevocably granted to, and appointed, the Company, and any designee thereof, and each of them individually, as the Company Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the Company Stockholder’s name, place and stead, to deliver any action by written consent of the stockholders or noteholders of the Company concerning any of the matters specified in this Section 1.4 or attend any meeting of the stockholders of the Company concerning any of the matters specified in this Section 1.4, to include the Subject Shares in any computation for purposes of establishing a quorum at any such meeting of the stockholders of the Company and to provide consent or vote the Subject Shares (to the extent such Subject Shares have voting rights and are entitled to vote on or provide consent with respect to such matter) in any action by written consent of the stockholders of the Company or at any meeting of the stockholders of the Company called with respect to any of the matters specified in, and in accordance and consistent with, this Section 1.4. The Company Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provision of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement. The Company Stockholder represents and warrants that any proxies heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable and such proxies have been or are hereby revoked, other than the voting and other arrangements under the organizational documents of the Company.

Section 1.5 No Challenges. The Company Stockholder agrees not to voluntarily commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Acquiror, Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person directly and exclusively in connection with the evaluation, negotiation or entry into the Business Combination Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit the Company Stockholder from enforcing the Company Stockholder’s rights under this Agreement and the other agreements entered into by the Company Stockholder in connection herewith, including the Company Stockholder’s right to receive the Per Share Merger Consideration as provided in the Business Combination Agreement.

Section 1.6 Affiliate Agreements. The Company Stockholder hereby agrees and consents to the termination of the following agreements, effective as of the Effective Time without any further liability or obligation to the Company, the Company Subsidiaries or Acquiror: [•].

Section 1.7 Registration Rights Agreement. The Company Stockholder will deliver, substantially simultaneously with the Effective Time, a duly-executed copy of the Amended and Restated Registration Rights Agreement in the form attached as Exhibit D to the Business Combination Agreement.

Section 1.8 Further Assurances. The Company Stockholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by Acquiror or the Company, to effect the actions and consummate the Merger and the other transactions contemplated by this Agreement and the Business Combination Agreement (including the Transactions), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.9 No Inconsistent Agreement. The Company Stockholder hereby represents and covenants that the Company Stockholder has not entered into, and shall not enter into, any agreement, or amend or modify any existing agreement, that would restrict, limit or interfere with the performance of the Company Stockholder’s obligations hereunder.

Section 1.10 Consent to Disclosure. The Company Stockholder hereby consents to the publication and disclosure in the Proxy Statement and the Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Acquiror or the Company to any Governmental Authority or to securityholders of Acquiror) of the Company Stockholder’s identity and beneficial ownership of Subject Shares and the nature of the Company Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Acquiror or the Company, a copy of this Agreement. The Company Stockholder will promptly provide any information reasonably requested by Acquiror or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

Section 1.11 No Agreement as Director or Officer. Notwithstanding anything to the contrary herein, the Company Stockholder is entering into this Agreement solely in the Company Stockholder’s capacity as record or beneficial owner of Subject Shares, and nothing herein is intended to or shall limit or affect any actions taken by any employee, officer, director (or person performing similar functions), partner or other affiliate (including, for this purpose, any appointee or representative of the Company Stockholder to the board of directors of the Company) of the Company Stockholder, solely in his or her capacity as a director or officer of the Company (or a Company Subsidiary).

Section 1.12 Company Warrant Settlement. Notwithstanding anything to the contrary set forth in the Company Warrant, the Company Stockholder agrees that, unless the Company Stockholder exercises its Company Warrants in full on a cash or cashless basis prior to the Effective Time, any unexercised Company Warrants shall be terminated and cancelled effective immediately prior to the Effective Time, and no Company Warrant shall be assumed or continued by Acquiror or the Surviving Corporation in connection with the Merger or the other Transactions.

Section 1.13 General Waiver and Release. As partial consideration for the right to participate in the Merger as a stockholder of the Company and receive the Per Share Merger Consideration, the Company Stockholder, on behalf of itself and any of its heirs, executors, beneficiaries, administrators, equityholders, partners, trustees, successors, assigns and controlled Affiliates, as applicable (each, a “Releasor”), hereby forever, unconditionally and irrevocably acquits, remises, discharges and releases, effective as of the Closing, the Company and its respective Affiliates (including Acquiror, the Company and the Surviving Corporation, after the Closing), each of their respective officers, directors, equityholders, employees, partners, trustees and Representatives, and each predecessor, successor and assign of any of the foregoing

(collectively, the “Company Released Parties”), from any and all claims, obligations, liabilities, charges, demands and causes of action of every kind and character, whether accrued or fixed, absolute or contingent, matured or unmatured, suspected or unsuspected or determined or determinable, and whether at law or in equity, which any Releasor now has, ever had or may have against or with the Company Released Parties, or any of them, in any capacity, whether directly or derivatively through another Person, for, upon, or by reason of any matter, cause or thing, whatsoever, on or at any time prior to the Closing, relating to the Company Stockholder’s relationship as an equityholder of, or service provider to, the Company and agrees not to bring or threaten to bring or otherwise join in any Action against the Company Released Parties, or any of them, for, upon, or by reason of any matter, cause or thing, whatsoever, on or at any time prior to the Closing relating to the Company Stockholder’s relationship as an equityholder of, or service provider to, the Company; provided, however, that to the extent applicable to each Releasor, the claims, obligations, liabilities, charges, demands and causes of action released pursuant to this Section 1.13 (collectively, the “Released Claims”) does not apply to the following: (i) regular salary and vacation that is accrued and earned but unpaid by the Company at the Closing; (ii) any unreimbursed travel or other expenses and advances that are reimbursable under the current policies of the Company; (iii) any benefits that are accrued, vested and earned but unpaid at the Closing under any employee benefit plan of the Company or any rights under health insurance plans or retirement plans sponsored by the Company; (iv) any rights to indemnification, exculpation and/or advancement of expenses pursuant to the Company Certificate of Incorporation, the Company’s bylaws, indemnification agreements with the Company or any directors’ and officers’ liability insurance policies with respect to actions taken or not taken by such Releasor in his or her capacity as an officer or director of the Company; or (v) any rights of the Releasors under this Agreement, the Business Combination Agreement and the Ancillary Agreements.

The Company Stockholder, on behalf of itself and each Releasor, acknowledges and agrees that the foregoing waiver is an essential and material term of the release provided pursuant to this Section 1.13 and that, without such waiver, Acquiror and the Company would not have agreed to the terms of this Agreement.

Section 1.14 Acknowledgment. The Company Stockholder understands and acknowledges that each of Acquiror and the Company is entering into the Business Combination Agreement in reliance upon the Company Stockholder’s execution and delivery of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company Stockholder. The Company Stockholder represents and warrants as of the date hereof to Acquiror and the Company as follows:

(a) Organization; Due Authorization. If the Company Stockholder is not an individual, the Company Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within the Company Stockholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of the Company Stockholder. If the Company Stockholder is an individual, the Company Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by the Company Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Company Stockholder, enforceable against the Company Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Company Stockholder.

(b) Governmental Approvals. No consent of or with any Governmental Authority on the part of the Company Stockholder is required to be obtained or made in connection with the execution, delivery or performance of the Company Stockholder of this agreement or the consummation by the Company Stockholder of the transactions contemplated hereby, other than (i) applicable requirements, if any, of the Securities Act, Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (ii) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company Stockholder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

(c) Ownership. As of the date hereof, the Company Stockholder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Subject Shares set forth on Schedule I attached hereto, and there exists no Liens or other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares affecting any such Subject Shares other than (i) pursuant to this Agreement, (ii) pursuant to the Company Certificate of Incorporation, (iii) pursuant to the Business Combination Agreement, (iv) pursuant to any applicable securities Laws or (v) that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of the Company Stockholder to perform its obligations under this Agreement or the consummation of the Transactions. The Subject Shares set forth on Schedule I attached hereto are the only shares of Company Stock or, to the extent applicable, shares of Company Stock subject to Company Warrants owned of record or beneficially by the Company Stockholder on the date of this Agreement, and other than this Agreement, none of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares. Other than as set forth on Schedule I, the Company Stockholder does not “beneficially own” (within the meaning of Rule 13d-3 of the Exchange Act) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(d) No Conflicts. The execution and delivery of this Agreement by the Company Stockholder does not, and the performance by the Company Stockholder of his, her or its obligations hereunder will not, (i) if the Company Stockholder is not an individual, conflict with or result in a violation of the organizational documents of the Company Stockholder, (ii) conflict with or violate any Law or Governmental Order, (iii) require any consent or approval that has not been given or other action that has not been taken by any person (including under any contract binding upon the Company Stockholder or the Subject Shares), (iv) result in the termination, withdrawal, suspension, cancellation or modification of any contract binding upon the Company Stockholder or the Subject Shares, (v) accelerate the performance required by the Company Stockholder under any contract binding upon the Company Stockholder or the Subject Shares, (vi) result in a right of termination or acceleration under any contract binding upon the Company Stockholder or the Subject Shares, (vii) give rise to any obligation to make payments or provide compensation under any contract binding upon the Company Stockholder or the Subject Shares, (viii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of the Company Stockholder, (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, termination or modify any right, benefit, or obligation or other term under, any of the terms, conditions, or provisions of, any contract binding upon the Company Stockholder or the Subject Shares, in each case of clauses (ii) through (ix), to the extent any such conflict or violation, lack of any such consent, approval, termination, withdrawal, suspension, cancellation, modification, acceleration, obligation, creation or other action has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company Stockholder to enter into and perform this Agreement and to consummate the transaction contemplated hereby.

(e) Litigation. There are no Actions pending against the Company Stockholder, or to the knowledge of the Company Stockholder threatened against the Company Stockholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Company Stockholder of his, her or its obligations under this Agreement.

(f) Adequate Information. The Company Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Acquiror and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Acquiror or the Company and based on such information as the Company Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. The Company Stockholder acknowledges that Acquiror and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. The Company Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by the Company Stockholder are irrevocable.

(g) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by the Company Stockholder, for which the Company or any of its affiliates may become liable.

ARTICLE III

MISCELLANEOUS

Section 3.1 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.1):

if to Acquiror or Merger Sub:

BioPlus Acquisition Corp.

260 Madison Avenue

Suite 800

New York, New York 10016

Attention: Jonathan Rigby

Email: [***]

with a copy to:

Cooley LLP

3 Embarcadero Center

20th Floor

San Francisco, California 94111

Attention: Garth Osterman; Miguel J. Vega

Email: [***]

if to the Company:

Avertix Medical, Inc.

40 Christopher Way

Suite 201

Eatontown, New Jersey 07724

Attention: Tim Moran

Email: [***]

with a copy to:

Honigman LLP

650 Trade Centre Way, Suite 200

Kalamazoo, Michigan 49002

Attention: Phillip D. Torrence; Jeff Kuras

Email: [***]

if to the Company Stockholder:

The contact information on file with the Company.

Section 3.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 3.3 Entire Agreement; Assignment. This Agreement and the agreements referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of Law or otherwise) by any party without the prior express written consent of the other parties hereto.

Section 3.4 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 3.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided that, if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any Action relating thereto except in the courts described above in Delaware, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the Transactions, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 3.6 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications set forth in this Section 3.6.

Section 3.7 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 3.8 Counterparts. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 3.9 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware, County of Newcastle, or, if that court does not have jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at Law or in equity (except as expressly prohibited in this Agreement). Each of the parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate and (ii) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 3.10 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) the written agreement of Acquiror, the Company and the Company Stockholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. ARTICLE III shall survive the termination of this Agreement.

Section 3.11 Amendment; Waiver. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and the Company Stockholder.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Company Stockholder, Acquiror, and the Company have each caused this Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY STOCKHOLDER:

[•]

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the Company Stockholder, Acquiror, and the Company have each caused this Stockholder Support Agreement to be duly executed as of the date first written above.

ACQUIROR:

BIOPLUS ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

IN WITNESS WHEREOF, the Company Stockholder, Acquiror, and the Company have each caused this Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY:

AVERTIX MEDICAL, INC.

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

Schedule I

Company Stockholder Subject Shares

Company Stockholder	Common Stock	Series A Preferred Stock	Series B Preferred Stock	Company Warrants	Total
[•]	[•]	[•]	[•]	[•]	[•]

[Schedule I to Stockholder Support Agreement]